UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2011

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction

of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective May 20, 2011, Columbia State Bank, a Washington state-chartered bank (the “Bank”) and wholly-owned subsidiary of Columbia Banking System, Inc., a Washington corporation (the “Company”), assumed all of the deposits and acquired certain of the assets of Summit Bank, a Washington state-chartered bank headquartered in Burlington, Washington (“Summit”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Summit (the “Acquisition”).

The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC effective as of May 20, 2011 (the “Purchase and Assumption Agreement”). Based upon a preliminary closing with the FDIC as of May 20, 2011, the Bank acquired approximately $140 million in assets and approximately $130 million in deposits located in three branches in Washington. The Bank paid the FDIC a 0.75% deposit premium on non-brokered deposits and a negative bid of $9.5 million on net assets acquired.

Summit’s loan portfolio of approximately $110 million will be subject to loss-share agreements between the FDIC and the Bank - one for single family loans and the other for all other loans and foreclosed real estate. Under these agreements, the FDIC will cover 80% of covered loan and foreclosed real estate losses. The term for loss sharing on residential real estate loans is ten years. The term for loss sharing on non-residential real estate loans is eight years, with the first five years for losses and recoveries, and the final three years for recoveries only. The losses reimbursable by the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss share agreements. In addition, the FDIC transferred to the Bank all qualified financial contracts to which Summit was a party and such contracts remain in full force and effect.

The foregoing summary of the Purchase and Assumption Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement and certain exhibits attached thereto, copies of which are attached hereto as Exhibit 2.1.

Item 7.01.	Regulation FD Disclosure.

On May 20, 2011, the Company issued a press release announcing the Acquisition. A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than August 5, 2011.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than August 5, 2011.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Assumption Agreement - Whole Bank - All Deposits, Among Federal Deposit Insurance Corporation, Receiver of Summit Bank, Burlington, Washington, Federal Deposit Insurance Corporation and Columbia State Bank, Tacoma, Washington dated as of May 20, 2011

99.1	Press Release issued May 20, 2011 announcing the Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2011	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement - Whole Bank - All Deposits, Among Federal Deposit Insurance Corporation, Receiver of Summit Bank, Burlington, Washington, Federal Deposit Insurance Corporation and Columbia State Bank, Tacoma, Washington dated as of May 20, 2011

99.1	Press Release issued May 20, 2011 announcing the Acquisition

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